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                                                                 EXHIBIT 10.27.7



                                 LIMITED WAIVER

      TRINET ESSENTIAL FACILITIES X, INC. ("TriNet") is entering into this Limited Waiver as of August 22, 1997 (but effective only upon delivery of the Certificate hereinafter mentioned and thereupon with no further action by the parties being necessary) with respect to the four separate Lease Agreements, each dated as of May 15, 1993 between TriNet, as landlord, and Caterair International Corporation ("Tenant"), as tenant, as amended by First Amendment to Lease Agreement dated as of September 22, 1995, the Second Amendment to Lease Agreement dated as of December 1, 1995, the Third Amendment to Lease Agreement dated as of June 1, 1996, the Fourth Amendment to Lease Agreement dated as of December 2, 1996 and the Fifth Amendment to Lease Agreement dated as of June
23, 1997 (collectively, the "Leases).

                              PRELIMINARY STATEMENT

      Paragraph 15(l) of the Leases establishes a net worth test for Tenant (the Net Worth Test"), the violation of which constitutes an Event of Default under the Leases. Tenant intends to enter into a series of transactions which will likely cause it to violate the Net Worth Test. Landlord and Tenant propose to enter into a further amendment to the Leases, to be effective at a future date (the "Contemplated Amendment"), which will remove the Net Worth Test and substitute certain other tests in its place Based on Tenant's certificate to the effect that the conditions set forth in section 3.1 and 3.2 of the current draft of the Contemplated Amendment have been satisfied (the "Certificate"), TriNet is prepared to waive such default under paragraph 15(1) of the Lease until the effectiveness of the Contemplated Amendment.

                                   AGREEMENTS

      NOW THEREFORE, in consideration of the agreements herein made, the parties hereto hereby agree as follows, each agreement herein being contingent upon each other agreement:

      TriNet hereby waives any breach of, and compliance by Tenant with, the Net Worth Test contained in paragraph 15(1) of the Leases and any Event of Default that would result therefrom for the period commencing on the date hereof and ending on the effectiveness of the Contemplated Amendment.

      2. The foregoing waiver shall not be construed as waiving any other default or Event of Default under the Leases.
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      IN WITNESS WHEREOF, TriNet has caused this Limited Waiver to be duly executed as of the date first above set forth to be effective only upon delivery to TriNet of the Certificate (and thereupon with no further action by the parties being necessary).

                                             TriNet Essential Facilities X, Inc.


                                             By: /s/ Mark S. Whiting
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